EXHIBIT 99.2

TVI CORPORATION

Annual Meeting of Stockholders on June 20, 2008

Time is short—please vote the WHITE proxy card immediately using the

Internet or telephone.

Your vote is important, no matter how many or how few shares you own!

THERE ARE THREE WAYS FOR YOU TO SUBMIT YOUR VOTE.

IT IS FAST AND EASY.

INTERNET	TELEPHONE	MAIL

www.proxyvote.com	1-800-454-8683

1. Have the enclosed voting instruction form ready.	1. Have the enclosed voting instruction form ready.	1. Mark, sign and date the enclosed voting instruction form.
2. Go to the www.proxyvote.com.	2. Using a touch tone phone, call toll-free 800-454-8683.	2. Return it in the enclosed postage page envelope.
3. Enter the 12 digit Control Number printed on your vote instruction form.	3. When prompted, enter the 12 digit control number printed on your voting instruction form.
4. Follow the simple instructions on the website.	4. Follow the simple instructions to vote your shares.

If you have any questions or require assistance in voting your shares, please call our proxy solicitation firm, The Altman Group toll-free at (866) 388-7763.